FORM 4 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
             100 W. LIBERTY STREET, 10TH FLOOR
             RENO, NV  89501

DESIGNATED FILER:        MURDOCH FAMILY TRUST

ISSUER AND TICKER SYMBOL: News Corporation (NWS and NWS.A)

DATE OF EVENT
REQUIRING REGISTRATION: 11/10/2008

SIGNATURE:  By: David F. DeVoe as President of the Trustee, Cruden Financial Services LLC